Exhibit 10.1

SECOND MODIFICATION OF BUSINESS LOAN AGREEMENT

THIS AGREEMENT is made this 5th day of September, 2003, between Commerce Bank/Shore, N.A., whose address is 1701 Route 70 East, Cherry Hill, New Jersey 08054 (hereinafter, the “Bank”) and Tellium, Inc., a Delaware corporation, whose address is 2 Crescent Place, Oceanport, New Jersey 07757 (the “Borrower”).

BACKGROUND STATEMENT OF FACTS

On June 1, 2000, Borrower and Bank executed a Business Loan Agreement as subsequently amended by a Rider to Business Loan Agreement dated July 30, 2001, as further amended by a Modification Of Business Loan Agreement dated June 30, 2003 (the “Loan Agreement”) which set forth the terms and conditions of a certain revolving line of credit loan described therein from the Bank to the Borrower in the original principal amount of up to $10,000,000.00 (the “Loan”); (Note: All undefined capitalized words used herein shall have the same meaning as set forth in the Loan Agreement.).

The Loan is evidenced by a Promissory Note in the original principal amount of up to $10,000,000.00 dated June 1, 2000, which was subsequently amended by a Rider to Promissory Note dated July 30, 2001, as Amendment To Promissory Note dated September 1, 2001 and a Second Amendment To Promissory Note dated June 30, 2003 (the “Note”).

The Borrower has previously requested extensions of the term of the Loan and the Bank has granted each such request.

The Borrower has now requested an additional extension and modification of the terms of the Loan.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Term:

The parties agree that the term of the Loan shall be extended to expire on January 1, 2004.

2. Collateral:

Notwithstanding anything to the contrary contained in this Agreement, the parties agree that all collateral, including Commerce Bank Certificate of Deposit #14827, shall remain pledged to the Bank as collateral for the Loan.

3. Fees:

The parties agree to the payment by Borrower to Bank of the following fees in connection with this Agreement:

a)	The Bank shall not charge Borrower any fee in connection with the granting of this extension;

b)	At the time of issuance of any standby letter of credit as provided for herein, a fee equal to 1% per annum, plus any other standard fees and commissions routinely charged in connection therewith, as determined by the Bank in its sole discretion;

c)	At the time of issuance of any documentary letter of credit as provided for herein or any standard fees and commissions routinely charged in connection therewith, as determined by the Bank, in its sole discretion.

4. Letters of Credit:

a)	Standby Letters of Credit: The parties agree that Borrower shall be entitled to request the issuance of one or more standby letters of credit, none of which shall expire later than the expiration of the term of the Loan on January 1, 2004;

b)	Documentary Letters of Credit: The parties agree that Borrower shall be entitled to request the issuance of one or more documentary letters of credit, none of which shall expire later than the expiration of the term of the Loan on January 1, 2004;

c)	The issuance of either standby or documentary letters of credit shall be requested by the Borrower on a form provided by Bank and directed to such office of Bank as is designated by Bank, no later than 12:00 noon (New Jersey time) on the day prior to the proposed issuance date; and

d)	The total amount of all outstanding standby letters of credit and documentary letters of credit shall not exceed $5,000,000.00.

5. The parties hereto agree that, except as modified herein and in the Third Amendment To Promissory Note, the terms of the Loan Agreement, the Note and all the Related Documents, as described in the Loan Agreement, shall remain the same and are in full force and effect.

7. The within Agreement and the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the respective parties, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

Attest/Witness:	TELLUM, INC.
/s/	By:	/S/ WILLIAM J. PROETTA
William J. Proetta, President

Attest/Witness:	COMMERCE BANK, N.A.
/s/	By:	/S/ CYNTHIA A. COLUCCI
Cynthia A. Colucci, Vice President